Exhibit 10.1







                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG



                          BALCHEM MINERALS CORPORATION,





                          CHELATED MINERALS CORPORATION



                                       AND



                THE SHAREHOLDERS OF CHELATED MINERALS CORPORATION



                                OCTOBER 31, 2005





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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of the 31st day of October, 2005, by and among the Albert and Verla Richards LTD, Partnership, a Utah limited partnership (the "Partnership"), Bruce R. Sherman, Suzanne R. Sherman, Frank Ciaramella, Frank D'Angelo, Corporation of the President of The Church of Jesus Christ of Latter-day Saints (the "Church"), and Katie H. Mitchell (collectively the "Shareholders" or individually a "Shareholder"), Chelated Minerals Corporation, a Utah corporation (the "Company"), and Balchem Minerals Corporation, a Delaware corporation (the "Purchaser"). The Shareholders, Company and Purchaser may hereinafter be individually referred to as a "Party" or collectively as the "Parties."

                                    RECITALS

      WHEREAS, the Shareholders own all of the shares of the outstanding capital stock of the Company (collectively, the "Shares") as set forth in Exhibit A attached hereto and made a part hereof; and

      WHEREAS, the Shareholders desire to sell and transfer to the Purchaser all of the Shares, and the Purchaser wishes to acquire such Shares, all pursuant to and in accordance with the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:

                    ARTICLE 1. PURCHASE AND SALE OF SHARES.

      Section 1.1 Purchase and Sale. Subject to the terms and conditions of this
                  -----------------
Agreement, the Purchaser agrees to purchase from the Shareholders, and the Shareholders as of the Closing Date (as defined in Section 7.1 hereof) agree to sell, transfer and convey to the Purchaser all of the Shares.

               ARTICLE 2. PURCHASE PRICE; INVENTORY; ADJUSTMENT.

      Section  2.1  Purchase  Price.  Subject to the  adjustment  provisions  of
                    ---------------
Section 2.3 hereof, and upon the terms and subject to the conditions contained in this Agreement, the Purchaser shall pay to the Shareholders the sum of Seventeen Million Three Hundred Fifty Thousand Dollars ($17,350,000) (the "Purchase Price") in full consideration for the Shares.

      Section 2.2 Payment of the Purchase Price.  At the Closing,  the Purchaser
                  -----------------------------
shall pay the Purchase Price to the Shareholders'  Representative (as defined in
Section 2.5 below) by wire transfer of immediately available funds, for distribution to the Shareholders by the Shareholders' Representative in the amounts set forth in Schedule 2.2, subject to adjustment, if any, pursuant to
                     ------------
Section 2.3 hereof and subject to the payment into escrow of $1,600,000 of such Purchase Price (the "Escrow Fund") pursuant to the escrow agreement referred to in Section 2.4 (the "Escrow Agreement").

      Section 2.3 Post-Closing Adjustment.
                  -----------------------

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          A. The Purchase Price will be adjusted dollar for dollar following the
Closing Date to the extent that the Net Working Capital (as hereinafter defined) of the Company as of the Closing Date (the "Final Working Capital") shown upon the Final Working Capital Statement (as hereinafter defined) differs from the Net Working Capital of the Company at February 28, 2005 (the "Contract Working Capital") shown on Schedule 2.3 (the "Contract Working Capital Statement"). For
                   ------------
purposes of this Agreement, the term "Net Working Capital" shall mean the net working capital of the Company as defined and determined in the manner set forth on the Contract Working Capital Statement. The "Final Working Capital Statement" will be prepared by the Parties from the books of account of the Company as of the Closing Date within sixty (60) days of the Closing Date. The Final Working Capital Statement shall be prepared consistent with the practice of the Company used in the preparation of the Contract Working Capital Statement, in the manner provided in Section 4 of the Escrow Agreement.

          B. If the Final Working Capital exceeds the Contract Working Capital, the Purchase Price shall be increased by the amount of such excess and such amount shall be paid to the Shareholders within ten (10) days following the final determination of the Purchase Price adjustment amount by wire transfer of immediately available funds to an account designated by the Shareholders' Representative, for distribution to the Shareholders pro-rata in accordance with their ownership of the Shares.

          C. If the Final Working Capital is less than the Contract Working Capital, the Purchase Price shall be decreased by the amount of such deficiency and such amount shall be refunded to the Purchaser within ten (10) days following the final determination of the Purchase Price adjustment amount as follows: (i) up to $800,000 of such amount (or the full amount thereof if it is less than or equal to $800,000) shall be paid to the Purchaser from the Escrow Fund in accordance with the provisions of the Escrow Agreement; and (ii) the balance (if any) shall paid to the Purchaser by the Shareholders pro-rata by wire transfer of immediately available funds to an account designated by the Purchaser. If the Shareholders fail to pay any amount owed pursuant to clause
(ii) of the preceding sentence within five (5) days following the due date therefor, then Purchaser shall be entitled (at its option, exercisable by written notice to the Shareholders' Representative and the Escrow Agent) to receive payment thereof from the Escrow Fund, and Shareholders shall reimburse the Escrow Fund for the full amount of such payment within ten (10) days after receipt of written notice by the Shareholders' Representative of the making of such payment from either the Purchaser or the Escrow Agent.

      Section 2.4  Escrow.  At Closing,  the  Shareholders,  the Company and the
                   ------
Purchaser shall enter into an escrow agreement substantially in the form of Exhibit B.

      Section 2.5 Appointment of the Shareholders' Representative.
                  -----------------------------------------------

          A. In order to efficiently administer (i) the determination of the Final Working Capital amount, (ii) the waiver of any rights of the Shareholders under this Agreement, and (iii) the defense and/or settlement of any claims for which the Shareholders may be required to indemnify the Purchaser pursuant to
Article 9 below, each of the Shareholders hereby designate Suzanne R. Sherman as his, her or its representative (the "Shareholders' Representative") to act on their behalf with respect to such matters.

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

          B. The Shareholders hereby authorize the Shareholders'  Representative
(i) to make all decisions on behalf of the Shareholders relating to the determination of the Final Working Capital and the adjusted Purchase Price, (ii) to take all action necessary in connection with the waiver of any rights of the Shareholders pursuant to this Agreement, or the defense and/or settlement of any claims for which the Shareholders may be required to indemnify the Purchaser pursuant to Article 9 below, (iii) to give and receive all notices required to be given by the Shareholders under the Agreement, and (iv) to take any and all additional action as is contemplated to be taken by or on behalf of the Shareholders by the terms of this Agreement.

          C. If the Shareholders' Representative dies, becomes unable to perform her responsibilities hereunder or resigns from such position, Bruce R. Sherman shall act as her successor. If Bruce R. Sherman is not available or declines to assume such position, or if he assumes the position and thereafter dies, becomes unable to perform his responsibilities hereunder or resigns from such position, then Shareholders holding, immediately before the Closing, a majority of the Shares as set forth on Exhibit A attached hereto shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Shareholders' Representative for all purposes of this Agreement.

          D. All decisions and actions by the Shareholders' Representative, including, without limitation, any agreement between the Shareholders' Representative and the Purchaser relating to the determination of the Final Working Capital, or the adjusted Purchase Price, or the defense or settlement of any claims for which the Shareholders may be required to indemnify the Purchaser pursuant to Article 9 below, shall be binding upon all of the Shareholders, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same.

          E. By execution of this Agreement, each of the Shareholders agrees that:

              i. the Purchaser shall be able to rely conclusively on the instructions and decisions of the Shareholders' Representative as to the determination of the Final Working Capital or the adjusted Purchase Price, or the settlement of any claims for indemnification by the Purchaser pursuant to
Article 9 below or any other actions required to be taken by the Shareholders' Representative hereunder, and no party hereunder shall have any cause of action against the Purchaser for any action taken by the Purchaser in reliance upon the instructions or decisions of the Shareholders' Representative;

              ii. all actions, decisions and instructions of the Shareholders' Representative shall be conclusive and binding upon all of the Shareholders and no Shareholder shall have any cause of action against the Shareholders' Representative for any action taken, decision made or instruction given by the Shareholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Shareholders' Representative;

              iii. the provisions of this Section are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Shareholder may have in connection with the transactions contemplated by this Agreement;

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

              iv. the remedies available at Law (as defined below) for any breach of the provisions of this Section are inadequate; therefore, the Purchaser and/or the Shareholders' Representative shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if the Purchaser and/or the Shareholders' Representative bring an action to enforce the provisions of this Section; and

              v. (v) the provisions of this Section shall be binding upon the executors, heirs, legal representatives and successors of each Shareholder, and any references in this Agreement to a Shareholder or the Shareholders shall mean and include the successors to the Shareholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

          F. All fees and expenses incurred by the Shareholders' Representative in the performance of his or her duties hereunder shall be paid by the Shareholders in proportion to their ownership of Shares as set forth on Exhibit A attached hereto.

          G. The Shareholders' Representative will not be liable to the Shareholders for any action taken or omitted in good faith.

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES.

      Section  3.1  Representations  and  Warranties  of the  Shareholders.  The
                    ------------------------------------------------------
Shareholders represent and warrant to the Purchaser as follows:

          A. Corporate  Organization and Standing.  The Company is a corporation
             ------------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own or lease and operate the properties and to carry on its business as presently conducted in all material respects. The Company has delivered to the Purchaser complete and correct copies of the Articles of Incorporation and Bylaws of the Company, as amended to date and currently in effect. The Company is duly qualified, licensed or registered to do business and in good standing in each of the jurisdictions in which the nature of the business as now being conducted by it or the property owned or leased by it makes such qualification, licensing or registration necessary except where the failure to be so qualified would not have a Material Adverse Effect. Except as set forth in Schedule 3.1.A, the Company does not directly or indirectly own any
             --------------
equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. For purposes of this Agreement, "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), prospects, financial condition or results of operation of the Company, as the case may be, in each case taken as a whole.

          B. Capitalization of the Company.  The authorized capital stock of the
             -----------------------------
Company consists of (i) 300,000 shares of common stock, $1.00 par value, of which 243,496 shares have been duly authorized, validly issued and are fully paid and nonassessable and owned

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

by the Shareholders as set forth in Exhibit A, free and clear of all liens, encumbrances, restrictions and claims of any kind. There are no preemptive or similar rights on the part of any holder of any class of securities of the Company, or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. Except as set forth in Schedule
                                                                        --------
3.1.B,  no  options,  warrants,   conversion  or  other  rights,  agreements  or
-----
commitments of any kind obligating the Company, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization or commitment therefor has been given. Upon consummation of the transactions contemplated by this Agreement, Purchaser will be the sole owner of all of the issued and outstanding capital stock of the Company, with good and marketable title to all of the Shares free and clear of all liens, encumbrances, restrictions and claims of any kind.

          C.  Authorization.  The Company has all necessary  corporate power and
              -------------
authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and the Shareholders and is the valid and binding obligation of the Company and the Shareholders enforceable against each of them in accordance with its terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

          D. No  Conflict.  Except as set forth in  Schedule  3.1.D,  and to the
             ------------                           ---------------
knowledge of the Company and the Shareholders, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any material indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which the Company is a party or by which it is bound or to which any of its assets is subject, (ii) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws (or other charter documents) of the Company, or a default under or violation of any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which it is a party or by which it is bound or to which any of its assets is subject or result in the creation of any lien or encumbrance upon any of said assets, or (iii) violate or result in a breach of or constitute a default under any Law (as defined below) or any judgment, order, decree, rule or regulation of any court or governmental agency to which the Company is subject, and which, in each of clauses (i), (ii) and (iii) above, would have a Material Adverse Effect. As used in this Agreement, the term "Law" or "Laws" means any and all laws, rules, regulations, statutes, codes, judgments, orders, injunctions, decrees, writs, rulings, directives, interpretations, constitutions, ordinances, common law, or treaty, of any federal, state, local, municipal, foreign, international or multinational government, administrative agency or commission, court, arbitrational tribunal or other governmental or regulatory authority or agency of any country.

          E. Financial Statements.
             --------------------

              i. The Shareholders have provided the Purchaser with the following financial statements of the Company (collectively, the "Financial Statements"):
(i) unaudited

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

balance sheets and related statements of income and shareholders' equity of the Company as of and for the fiscal years ended February 28, 2003, 2004 and 2005; and (ii) an unaudited balance sheet (the "Current Balance Sheet") and related statements of income and shareholders' equity, of the Company (the "Year-to-Date Financial Statements") as of and for the six (6) months ended August 31, 2005 (the "Balance Sheet Date"). Except as set forth in Schedule 3.1.E, the Financial
                                                   --------------
Statements have been prepared on a consistent basis throughout the periods covered thereby, present fairly the financial condition and results of operations of the Company as of such dates and for such periods, are correct and complete in all material respects, and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects).

              ii. The Company has no material liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due, except as and to the extent (a) shown on the Current Balance Sheet,
(b) set forth in  Schedule  3.1.E,  or (c)  incurred in the  ordinary  course of
                  ---------------
business after the Balance Sheet Date and properly recorded or reserved for on the Final Working Capital Statement.

              iii.  Except as set forth in  Schedule  3.1.E,  as of the  Closing
                                            ---------------
Date, all Company Indebtedness (as hereinafter defined) has been paid in full, and the Company has no Indebtedness of any nature. As used herein, the term "Indebtedness" means and includes (a) all indebtedness for borrowed money or for the deferred purchase price of property or services, including, without limitation, all indebtedness evidenced by notes, bonds, debentures and similar instruments, as well as all interest, fees and charges payable with respect thereto, (b) all obligations and liabilities under or with respect to letters of credit, banker's or other acceptances or similar obligations, (c) all obligations and liabilities under or in respect of capital leases or sale-leaseback arrangements, (d) all obligations and liabilities arising under guarantees or similar undertakings, (e) all indebtedness and other obligations of the Company to any Shareholder, and (f) all obligations and liabilities created or arising under any conditional sales contract or other title retention agreement, but shall not include (i) trade payables, and (ii) customer advance payments and customer deposits received in the ordinary course of business.

          F. Insurance.
             ---------

              i.  Schedule  3.1.F sets forth (a) a complete and correct list and
                  ---------------
description of all policies of insurance to which the Company is a party or under which the Company or any of its assets or operations are or have been covered during the past three (3) years, true and complete copies of which policies have been delivered to the Purchaser; and (b) a description of all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

              ii.  Schedule  3.1.F sets forth,  by year,  for the current policy
                   ---------------
year and each of the three (3) preceding policy years: (a) a summary of the loss experience under each policy; (b) a statement describing each claim under an insurance policy for an amount in excess of $5,000, which sets forth: (I) the name of the claimant; (II) a description of the policy by insurer, type of insurance, and period of coverage; and (III) the amount and a brief description of

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

the claim; and (c) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

              iii. Except as set forth on Schedule 3.1.F,  all policies to which
                                          --------------
the Company is a party or that provide coverage to the Company: (a) are valid, outstanding, and enforceable; (b) are issued by a reputable insurer; (c) are sufficient for compliance with all legal requirements applicable to the Company and contracts and agreements to which the Company is a party or by which it is bound; (d) will continue in full force and effect following the consummation of the transactions contemplated by this Agreement; and (e) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

              iv. The Company has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which the Company is a party or that provides coverage to the Company.

              v. The Company has given notice to the applicable insurer under each policy to which the Company is a party or that provides coverage to the Company of all claims that may be insured thereby.

          G.  Litigation.  There  is no  claim,  action,  suit,  proceeding,  or
              ----------
investigation pending or, to the knowledge of the Company or the Shareholders, threatened against or affecting the Company, or its directors, officers, agents or employees, or any properties, assets or rights of the Company, and there are no orders, writs, injunctions or decrees currently in force against the Company or its directors, officers, agents or employees of the Company with respect to the conduct of the Company or its business. Except as described in Schedule
                                                                        --------
3.1.G, there is no claim,  action,  suit or proceeding by the Company pending or
-----
threatened against others.

          H. Licenses and Permits;  Compliance with Laws. Except as set forth in
             -------------------------------------------
Schedule  3.1.H,  the Company  owns,  holds or  possesses  in its own name,  all
---------------
governmental licenses, franchises, permits, approvals and other governmental authorizations (federal, state and local) (collectively, "Licenses and Permits") necessary to entitle it to use its corporate name, to own or lease, operate and use its respective assets and properties and to carry on and conduct its respective businesses and operations as presently conducted, except for such Licenses and Permits the absence of which would not have a Material Adverse Effect. The Company is not in violation of or default under any Licenses or
Permits or any judgment, order, writ, injunction or decree of any court or administrative agency issued against it, or any Law, applicable to it, which could reasonably be expected individually or in the aggregate to have a Material Adverse Effect or which could reasonably be expected to interfere materially with the consummation of the transactions contemplated herein. Schedule 3.1.H
                                                                  --------------
sets forth a complete and correct list of all Licenses and Permits owned, held or possessed by the Company, all of which are in full force and effect as of the date hereof and will continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

          I. Tax Matters.
             -----------

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

              i. For purposes of this Agreement, (i) "Tax" means any of the Taxes, and "Taxes" means (A) all net income, capital gains, gross income, gross receipts, sales, use, ad valorem, franchise, capital, profits, license, and other withholding, employment, social security, payroll, transfer, conveyance, documentary, stamp, property, value added, customs duties, minimum taxes, estimated and any other taxes, fees, charges, levies, excises, duties or assessments of any kind whatsoever, together with additions to tax or additional amounts, interest and penalties relating thereto that may be imposed by the federal government or any state, local, or foreign government, and (B) any liability of the Company for the payment of any amount of any type described in clause (A) as a result of the Company being a transferee or a member of an affiliated or combined group prior to the Closing, (ii) "Tax Returns" means all returns, reports, statements, and forms required to be filed in respect of any Tax, and (iii) "Code" means the Internal Revenue Code of 1986, as amended, including the rules and regulations thereunder and any substitute or successor provisions.

              ii. Except as set forth on Schedule 3.1.I:
                                         --------------

                  a. The Company has: (A) timely filed all federal, foreign, state, and local Tax Returns required to be filed by or with respect to the Company on or prior to the Closing Date and all such Tax Returns are true, complete and correct; and (B) timely paid in full all Taxes due, or for which assessments have been received, for all periods ending on or prior to the Closing Date.

                  b. The Company is not a party to any pending action or proceeding, nor, to the knowledge of the Shareholders or the Company, is any action or proceeding threatened by any governmental authority for the assessment or collection of any Taxes, and no claim for the assessment or collection of any Taxes has been asserted or proposed to be asserted against the Company, which has not been settled with all amounts due having been paid. There are no matters under discussion with any taxing authority, which might result in the assessment of additional Taxes against, or relating to, the Company.

                  c. There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any Tax Returns or for the assessment of any Tax or deficiency against or relating to the Company. There are no outstanding powers of attorney enabling any party to represent the Company with respect to Tax matters.

                  d. All other Taxes required to have been withheld or collected by the Company have been duly withheld and collected and have been duly paid over to the proper governmental authority, or settled or adequately reserved for on the Final Working Capital Statement, all as and to the extent prescribed by Law.

                  e. All Taxes due from the Company with respect to Company employee income tax withholding, social security taxes, unemployment, and any similar Taxes for all periods ending on or prior to the Closing Date have been either paid in full on or prior to the Closing Date or accrued as a liability on the Final Working Capital Statement.

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

                  f. The reserves for Taxes on the Contract Working Capital Statement, the Current Balance Sheet and the Final Working Capital Statement (excluding any reserves for deferred Taxes) are sufficient for the payment of all unpaid Taxes through the dates shown and for all periods prior thereto, including, without limitation, all Taxes, if any, imposed after such dates but in respect of any period or periods prior to the dates of such Working Capital Statement.

                  g. The Company is not a party to any agreement, arrangement, or practice for the sharing of Taxes or is obligated to indemnify any other party for Taxes.

                  h. There are no liens for Taxes on any asset of the Company, other than for Taxes not yet due and payable.

          J. Brokers,  Finders.  Except as set forth in Schedule 3.1.J,  neither
             -----------------                          --------------
the Company nor any Shareholder has retained any broker or finder in connection with the transactions contemplated herein or is obligated or has agreed to pay any brokerage or finder's commission, fee or similar compensation.

          K. Absence of Certain Changes.
             --------------------------

              i. Since the Balance  Sheet Date,  except as set forth in Schedule
                                                                        --------
3.1.K(i),  the Company has  conducted  its business in the  ordinary  course and
-------
there has not occurred with respect to the Company;

                  a. any Material Adverse Effect, or any event, development or circumstance that could be reasonably foreseen to result in a Material Adverse Effect;

                  b. any payment, discharge or satisfaction of any liabilities or obligations (whether accrued, absolute, contingent or otherwise) in excess of $20,000 other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations incurred in the ordinary course of business;

                  c. except in the ordinary course of business, any assets (whether real, personal or mixed, tangible or intangible) becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

                  d. any  cancellation  or  waiver  of any  claims  or rights of
value,  or  any  sale,  lease,  transfer,  assignment,   distribution  or  other
disposition of any material assets, except in the ordinary course of business;

                  e. any increase in the base compensation or other payment to any director, officer or employee, whether now or hereafter payable or granted (other than increases in base compensation in the ordinary course consistent in timing and amount with past practices), or entry into or variation of the terms of any employment or incentive agreement with any such person;

                  f. any capital expenditure or commitment for additions to property, plant or equipment, or lease agreement, which exceeds $10,000;

                  g. any damage, destruction or loss of any asset, whether or not covered by insurance, which exceeds $10,000 or which could otherwise have a Material Adverse Effect;

                  h. except liabilities incurred in the ordinary course of business, any obligation or liability, including, without limitation, any liability for nonperformance or termination of any contract;

                  i.  any  elimination  of  any  reserves   established  on  the
Company's books or any changing of the method of accrual;

                  j. any change in any accounting method, principle or practice of the Company, any revaluation by the Company of any of its assets or properties or any change in collection policies or payment terms applicable to any customers or suppliers of the Company; or

                  k. any agreement, undertaking or commitment to do any of the foregoing.

              ii.  Since  February  28.  2005,  except as set forth in  Schedule
                                                                        --------
3.1.K(ii) hereto, the Company has not:
--------

                  a. authorized for issuance, issued, delivered or sold any equity securities of the Company, or altered the terms of any outstanding securities issued by it or in any way increased its indebtedness for borrowed money; or

                  b. declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock or property or otherwise) in respect of any Shares, including, without limitation, any Subchapter S distribution or dividend distribution or any similar distribution, or redeemed, purchased or otherwise acquired any Shares, any securities convertible into or exchangeable for any Shares, or any options, warrants or other rights to purchase or subscribe to any of the foregoing (and no dividends are or will be owed to any holder of Shares).

          L. Real  Properties.  Schedule  3.1.L lists and describes  briefly all
             ----------------   ---------------
real property owned or leased by the Company. With respect to each such parcel of owned real property, except as set forth on Schedule 3.1.L or 3.1.T:
                                               -----------------------

              i. the Company has good and marketable title to the parcel of real property, free and clear of any lien, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

              ii. there are no pending or, to the knowledge of the Company or the Shareholders, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

              iii. the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning Laws, or other Laws (and none of the properties or buildings or improvements thereon are subject to "permitted nonconforming use" or "permitted nonconforming structure" classifications), and do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

              iv. all facilities located on the parcel of real property have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof, and comply with and have been operated and maintained in accordance with applicable Laws (except as disclosed in Schedule 3.1.T);

              v. there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

              vi. there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

              vii. there are no parties (other than the Company) in possession of the parcel of real property;

              viii. all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services, to the knowledge of the Shareholders, are adequate in accordance with all applicable Laws and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

              ix. the parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

          M.  Material  Contracts.  Schedule  3.1.M sets  forth a  complete  and
              -------------------   ---------------
correct list of all of the Material Contracts (as hereinafter defined) to which the Company is a party or to which the Shareholders are a party and that relate to the business of the Company. The Company has furnished or will furnish to the Purchaser prior to the Closing true and correct copies of all written Material Contracts (each as amended to date), and a written summary of the terms and conditions of all oral/verbal Material Contracts. Except as otherwise set forth in

Schedule 3.1.M: (a) each Material Contract  (including,  without  limitation,
--------------
each real property lease and personal property lease) is legal, valid, binding, enforceable, and in full force and effect; (b) each Material Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any Material Contract; and (d) no party has repudiated any provision of any Material Contract. As used in this Agreement, "Material Contracts" means

              i. all leases or other agreements under which the Company is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the business of the Company and which entails annual payments, in the case of any such lease or agreement, in excess of $10,000;

              ii. outstanding contracts with its officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, sales agents or dealers of the Company other than contracts which by their terms are cancelable by the Company, or the Shareholders with notice of not more than thirty (30) days and without cancellation penalties or severance payments, in the case of any such contract, in excess of $20,000;

              iii. all mortgages, indentures, security agreements, pledges, notes, loan agreements or guarantees relating to the Company; and

              iv. all outstanding contracts with customers or vendors (other than purchase orders) expected to result in payment to or by the Company in excess of $10,000;

              v. all distributor, sales representative, agency and similar agreements;

              vi. all contracts, agreements and other documents and information relating to the disposal of waste (whether or not hazardous);

              vii. any agreement concerning confidentiality, assignment of inventions, nonsolicitation or noncompetition, including, without limitation, any agreement which limits or restricts the Company's right to compete with any person in any respect;

              viii. any bonus, pension, profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, insurance, hospitalization or other plan, understanding or arrangement pursuant to which benefits are provided to any current or past employee of the Company;

              ix. any agreement under which the consequences of a default or termination could reasonably be expected to result in a Material Adverse Effect; or

              x. any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000 or which are otherwise material to the Company.

          N. Intellectual Property Rights.
             ----------------------------

              i. Except as set forth in Schedule 3.1.N,  the Company solely owns
                                        --------------
or has the right to use, free and clear of any lien or other encumbrance or restriction, all Intellectual Property (as defined below) owned or used by the Company in the conduct of its business. Schedule 3.1.N sets forth a complete and
                                        --------------
correct list of all such Intellectual Property.  Except as set forth in Schedule
                                                                        --------
3.1.N hereto,  there is no claim or demand of any person  pertaining  to, or any
-----
proceeding pending or, to the knowledge of the Shareholders or the Company, threatened, which challenges the rights of the Company in respect of (i) any Intellectual Property or (ii) the rights of the Company in respect of any material trade secret owned or used by the Company in the conduct of the Company's businesses. None of the Intellectual Property Rights is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency. To the knowledge of the Company and the Shareholders, neither the Company nor any aspect of its business or operations nor any products manufactured, distributed and sold by the Company infringe any Intellectual Property held, owned or used by any third party. To the knowledge of the Company and the Shareholders, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of the Company.

              ii. Except as shown on Schedule  3.1.N,  with respect to each item
                                     ---------------
of  Intellectual  Property  required to be identified in Schedule 3.1.N which is
                                                         --------------
owned by the Company:

                  a. the Company possesses all right, title, and interest in and to the item, free and clear of any lien, encumbrance, license, or other restriction;

                  b. no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Company and the Shareholders, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  c. neither the Company nor any of its predecessors in interest or affiliates has ever agreed to indemnify any third party for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

              iii. As used herein, the term "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) other than third party software used pursuant to a valid license agreement, (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          O. Labor Matters.
             -------------

              i.  Except as set  forth in  Schedule  3.1.O(i),  there are no (i)
                                           -----------------
labor strikes, disputes, slowdowns, representation campaigns or work stoppages with respect to employees of the Company pending or, to the knowledge of the Company or the Shareholders, threatened against or affecting the Company, (ii) grievance or arbitration proceedings arising out of collective bargaining agreements to which the Company is a party (other than informal grievances),
(iii) unfair labor practice complaints pending or, to the knowledge of the Company or the Shareholders, threatened against the Company, or (iv) collective bargaining agreements or other labor union contracts applicable to persons employed by the Company and to the knowledge of the Company or the Shareholders, there are no activities or proceedings of any labor union to organize any such employees.

              ii. Except to the extent set forth in Schedule  3.1.O(ii),  to the
                                                    ------------------
knowledge of the Company and the Shareholders, the Company is in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice.

          P. No  Consent.  Except as set forth in  Schedule  3.1.P,  no consent,
             -----------                           ---------------
approval, authorization order, filing, registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by the Company, or the Shareholders in connection with the execution and delivery of this Agreement by the Company, or the Shareholders or the consummation by the Company, or the Shareholders of the transactions contemplated hereby.

          Q. Employee Benefit Plans; Employment Agreements.  Schedule 3.1.Q sets
             ---------------------------------------------   --------------
forth a complete and correct list of all employee contracts, arrangements and "employee welfare benefit" or "employee pension benefit" plans relating to the Company, as such plans are defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Plans"). The Company has furnished to the Purchaser true and correct copies of instruments evidencing all such contracts and arrangements and the Plans, all as amended to date. The Plans comply with all applicable Laws, and have been administered in material compliance with their terms and with all filings, reporting, disclosure, and other requirements of ERISA, the Internal Revenue Code and all other applicable Laws.

          R. Product Liability.  Except as set forth in Schedule 3.1.R, there is
             -----------------                          --------------
no claim, action, suit, inquiry, proceeding or investigation in any case by or before any court or governmental body pending or, to the knowledge of the Shareholders or the Company, threatened, against or involving the Company relating to any product alleged to have been designed, manufactured or sold by the Company and alleged to have been defective or improperly designed or manufactured.

          S. Personal Property. Schedule 3.1.S sets forth a complete and correct
             -----------------  --------------
list of all personal property owned by the Company and sets forth any material lease pursuant to which the Company leases personal property as lessee or lessor (the "Personal Property Leases"). Except as set forth in Schedule 3.1.S hereto, the Company has or will
                                  --------------
have at the Closing (a) good and valid title to all of the personal property listed in Schedule 3.1.S as owned by it, including, without limitation, the
          ---------------
personal property acquired after the date of this Agreement (except for inventories and other assets sold or otherwise disposed of in accordance with the provisions of this Agreement), and (b) valid leasehold interests in all personal property listed in Schedule 3.1.S as leased by it, in each case free
                              ---------------
and clear of all mortgages, liens, charges, encumbrances, easements, security interests or title imperfections other than (i) those listed in Schedule 3.1.S,
                                                                 --------------
(ii) mechanics, materialmen, suppliers, vendors or similar liens arising in the ordinary course securing amounts which are not delinquent, (iii) liens for current taxes, assessments or governmental charges not yet due and delinquent, or (iv) those which do not, individually or in the aggregate materially interfere with the use of the personal property or materially detract from its value. The personal property set forth in Schedule 3.1.S hereto constitutes all
                                          --------------
personal property necessary for the operation of the Company's business as presently conducted. Except as set forth on Schedule 3.1.S hereto, the personal
                                             --------------
property is maintained in good operating condition, reasonable wear and tear excepted, and is suitable for the purposes for which it is currently being used.

          T. Environmental, Health, and Safety Matters.
             -----------------------------------------

              i. For purposes of this Agreement, the capitalized terms defined below shall have the meanings ascribed to them below.

                  a. "Environmental Law(s)" means all federal, state or local law (including common law), statute, ordinance, rule, regulation, code, or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et
     -- ---                                                                   --
seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et
---                                                                           --
seq.,  the Clean  Water Act, 33 U.S.C.  Section ss. 1251 et seq.,  the Clean Air
---                                                      -- ---
Act, 42 U.S.C. ss. 7401 et seq., the Toxic Substance  Control Act, 15 U.S.C. ss.
                        -- ---
2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., and the
     -- ---                                                     -- ---
Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., as such laws have
                                                      -- ---
been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes and any applicable transfer statutes.

                  b.    "Environmental    Permits"    means    all    approvals,
authorizations, consents, permits, licenses, registrations and certificates required by any applicable Environmental Law.

                  c. "Hazardous Substance(s)" means, without limitation, any flammable explosives, radioactive materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including but not limited to waste petroleum and petroleum products), methane, hazardous materials, hazardous wastes, pollutants, contaminants and hazardous or toxic substances, as defined in or regulated under any applicable Environmental Law.

                  d.  "Release"  means any past or  present  spilling,  leaking,
pumping,  pouring,  emitting,  emptying,   discharging,   injecting,   escaping,
leaching, dumping or disposing of a Hazardous Substance into the environment.

              ii. Except as disclosed in Schedule 3.1.T attached hereto and made
                                         --------------
a part hereof, to the Company's and the Shareholders' knowledge, the Company (i) has obtained all Environmental Permits that are required for the lawful operation of its business; (ii) is in material compliance with all terms and conditions of its Environmental Permits and with any applicable Environmental Law, and (iii) has not received written notice of any material violation by or material claim against the Company under any Environmental Law including any investigatory, remedial or corrective obligations arising thereunder.

              iii.  Except as disclosed in Schedule  3.1.T, to the Company's and
                                           ---------------
the Shareholders' knowledge, there have been no Releases, or threatened Releases, of any Hazardous Substances into, on or under any of the properties owned or operated, in any case in such a way as to create any liability (including the costs of investigation and remediation) under any applicable Environmental Law

              iv. Except as disclosed in Schedule 3.1.T hereof, to the Company's
                                         --------------
and the Shareholders' knowledge, the Company has not been identified as a potentially responsible party at any federal or state National Priority List ("Superfund") site.

              v. Except as disclosed in Schedule 3.1.T hereof,  to the Company's
                                        --------------
and the Shareholders' knowledge, none of the following exists at any property owned or operated by the Company: (1) underground storage tanks; (2) asbestos containing materials in any form or condition; (3) materials or equipment containing polychlorinated biphenyls; or (4) landfills, surface impoundments, or disposal areas.

              vi. Except as disclosed in Schedules  3.1.T and 3.1.BB hereof,  to
                                         ---------------------------
the Company's and the Shareholders' knowledge, the Company has not treated, stored, disposed of, arranged for or knowingly permitted the disposal of, transport of, or handling of any substance, including without limitation any Hazardous Substance, or owned or operated the Company in a manner that has given or would give rise to material liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any Environmental Law currently in effect.

              vii. There have been no environmental investigations, studies, audits, tests, reviews, or other analyses conducted by or which are in the possession of the Company which have not been delivered to the Purchaser prior to the date hereof.

              viii. All documents filed by or on behalf of the Company with any governmental authority pursuant to any Environmental Law were true, correct and complete in all material respects and did not omit to state any fact required to be stated therein or necessary to make the statements therein not materially misleading.

          U.  Customers and  Suppliers.  Schedule  3.1.U contains a list setting
              ------------------------   ---------------
forth the 10 largest customers of the Company, by dollar amount, over the 12 months ended March 31, 2005, and the 10 largest suppliers of the Company, by dollar amount, over the 12 months ended

March 31, 2005. All purchase and sale orders and other commitments for purchases and sales made by the Company have been made in the ordinary course of business in accordance with past practices, and no payments have been made to any supplier or customers or any of their respective representatives other than payments to such suppliers or the payment of the invoiced price of supplies purchased or goods sold in the ordinary course of business. Trade inventories of the products of the Company are not excessive in kind or amount. Subject to the warranty reserve set forth on the Current Balance sheet, all products sold by the Company conform to applicable Laws and all applicable warranty thereof. The Company does not have any obligation to accept returns of products in excess of the reserve for returns set forth in the Final Working Capital Statement, which will not exceed the reserve therefor set forth on the Current Balance Sheet. Except as set forth in Schedule 3.1.U, since February 28, 2005, no customer
                       ---------------
listed in  Schedule  3.1.U  has  indicated  that it shall  stop,  or  materially
           ---------------
decrease the rate of, buying materials, products or services from the Company, and no supplier listed in Schedule 3.1.U has indicated that it shall stop, or
                           ---------------
materially decrease the rate of, supplying materials, products or services to the Company.

          V. Certain Agreements.  All Material Contracts,  real property leases,
             ------------------
Personal Property Leases and all other contracts and agreements of the Company, including, without limitation, open sales orders and unfilled purchase orders (collectively, the "Commitments") are legal, valid and binding obligations of the Company enforceable (except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies or by applicable bankruptcy or insolvency Laws and related decisions affecting creditors' rights generally) against the Company and, to the knowledge of the Company or the Shareholders, against the other party in accordance with their respective terms, are fully transferable without the consent of any third party, except as listed on Schedule 3.1.M or Schedule 3.1.V.
                           --------------------------------

          W. Inventory.  Except as provided in Schedule 3.1.W,  the Inventory as
             ---------                         --------------
reflected in the Current Balance Sheet is carried at an amount not in excess of the lower of cost or net realizable value. The Inventory is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is defective, or not usable or saleable in the ordinary course of business of the Company as heretofore conducted, subject to the inventory valuation reserves set forth on the Final Working Capital Statement, which will not exceed those set forth on the Current Balance Sheet. Since February 28, 2005, no inventory has been sold or disposed of by the Company except through sales in the ordinary course of business.

          X. Notes and  Accounts  Receivable.  Except as  provided  in  Schedule
             -------------------------------                            --------
3.1.X, all notes and accounts  receivable of the Company are reflected  properly
-----
on their respective books and records, are valid and existing receivables which arose in the ordinary course of business and are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances, conditions enforceable by third parties, or counterclaims, and will be fully collectible by the Company in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth in the Final Working Capital Statement, which will not exceed the reserve therefor set forth on the Current Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

          Y. Bank  Accounts;  Safe Deposit  Boxes.  Schedule  3.1.Y sets forth a
             ------------------------------------   ---------------
complete and correct list of each account with any bank, trust company, securities broker or other financial institution with which the Company has any account and all safe deposit boxes maintained by the Company, the identifying numbers or symbols thereof.

          Z.  Guaranties.  Except as set forth in Schedule 3.1.Z, the Company is
              ----------                          --------------
not a guarantor for any liability or obligation (including indebtedness) of any third party.

          AA. Certain  Business  Relationships  with the Company.  Except as set
              --------------------------------------------------
forth in Schedule  3.1.AA,  Shareholders  have not been involved in any business
         ----------------
arrangement or relationship with the Company within the past 12 months, and Shareholders own no asset, tangible or intangible, which is used in the business of the Company.

          BB.  Independent  Product  Analyses.  The  Company  has  provided  the
               ------------------------------
Purchaser with the independent product analyses set forth on Schedule 3.1.BB.
                                                             ---------------

          CC.  Employees and  Consultants.  Schedule  3.1.CC contains a true and
               --------------------------   ----------------
complete list of the names, titles or job classifications and salaries or rates of compensation of all employees and consultants of the Company. Except as disclosed in Schedule 3.1.CC, none of such persons has an employment agreement
             ---------------
or understanding, whether oral or written, with the Company which is not immediately terminable by the Company at any time upon notice to the other party without cost or other liability to the Company. Except as set forth in Schedule
                                                                        --------
3.1.CC, no employee or consultant of the Company has advised the Company (orally
------
or in writing) that he intends to terminate employment or engagement with the Company. The Company has complied in all material respects with all applicable Laws relating to employment and labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA.

          DD.  Books and  Records.  The books of account,  minute  books,  stock
               ------------------
record books, and other records of the Company, all of which have been made available to Purchaser, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no material meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

      Section  3.2   Representations   and  Warranties  of  Shareholders.   Each
                     ---------------------------------------------------
Shareholder represents and warrants to the Purchaser, but only with respect to such Shareholder, as follows:

          A.  Approvals.  All  consents,  approvals,  authorizations  and orders
              ---------
(corporate, governmental or otherwise) necessary for the due authorization, execution and delivery by the Shareholders of this Agreement and the valid sale and delivery of the Shares have been obtained or will be obtained prior to the Closing Date.

          B.  Authorization.  The Shareholder has all right, power and authority
              -------------
to enter into this Agreement, the Escrow Agreement, the Noncompete Agreements referred to in Section 8.1.F (if applicable) and all other agreements contemplated by or referred to in this Agreement to which such Shareholder is a party and to perform fully his, her or its obligations hereunder and thereunder. This Agreement, the Escrow Agreement, the Noncompete Agreement and all other agreements contemplated by or referred to in this Agreement have been duly executed and delivered by such Shareholder and are the valid and binding obligations of such Shareholder enforceable against him, her or it in accordance with their terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency Laws and related decisions affecting creditors' rights generally.

          C. No Conflict.  The  execution  and delivery of this  Agreement,  the
             -----------
Escrow Agreement, the Noncompete Agreements and all other agreements contemplated by or referred to in this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated herein and therein, the sale to the Purchaser of the Shares owned by such Shareholder, and the performance by such Shareholder of this Agreement, the Escrow Agreement, the Noncompete Agreement and all other agreements contemplated by or referred to in this Agreement in accordance with their respective terms do not and will not conflict with or result in a breach of any terms and provisions of, or constitute a default under or conflict with, any material agreement, indenture or other instrument to which such Shareholder is a party or by which such Shareholder or his or its assets are bound, or as to the articles of incorporation or by-laws of the Company, or any judgment, decree, order or award of any court, governmental body of arbitrator or any Law applicable to the Shareholder.

          D. Title to Shares. The Shareholder is the record and beneficial owner
             ---------------
of and has good and valid title to his, her or its Shares, free and clear of any liens, pledges, charges, security interests, encumbrances, title retention agreements, adverse claims or options, and upon the delivery of and payment for the Shares at the Closing as provided for herein, the Purchaser will acquire good and valid title thereto, free and clear of any liens, pledges, charges, security interests, encumbrances, title retention agreements, adverse claims or options.

      Section 3.3 Definition of "Knowledge". For purposes of this Agreement, the
                  -------------------------
terms "to the knowledge" of the Company or "to the knowledge" of the Company and/or the Shareholders or other term of similar import means the actual knowledge of the officers of the Company and/or the Shareholders, as the case may be.

      Section 3.4 Disclosure.  No representation or warranty made by the Company
                  ----------
or the Shareholders in this Agreement, any Schedule, any Exhibit or any certificate delivered, or to be delivered, by or on behalf of the Company or the Shareholders pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact which the Company or the Shareholders have not disclosed to the Purchaser in writing which the Company or the Shareholders presently believe has or may have a Material Adverse Effect on the properties, assets, business, operations, financial condition or prospects of the Company or the business or on the ability of the Company or Shareholders to perform their obligations under this Agreement. Matters disclosed on any Schedule shall be deemed disclosed on all Schedules, to the extent it is reasonably clear from a reading of the disclosure, and not an actual reading of the document, sections or paragraphs that are the subject matter of the disclosure, that such disclosure is applicable to such other Schedules.

          ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

      Section 4.1 Representations and Warranties.  The Purchaser  represents and
                  ------------------------------
warrants to the Shareholders as follows:

          A.  Organization  and Standing.  The  Purchaser is a corporation  duly
              --------------------------
incorporated, organized, and validly existing under the Laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and perform its obligations hereunder.

          B. Authorization.  All corporate and other proceedings  required to be
             -------------
taken on the part of the Purchaser, including, without limitation, all action required to be taken by the directors or shareholders of the Purchaser to authorize the Purchaser to enter into and carry out this Agreement and to purchase the Shares hereunder, have been, or prior to the Closing will be, duly and properly taken. This Agreement and all other agreements contemplated by or referred to in this Agreement have been duly executed and delivered by the Purchaser and are the valid and binding obligations of the Purchaser enforceable against it in accordance with their terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency Laws and related decisions affecting creditors' rights generally.

          C.  Compliance.  The execution  and delivery of this  Agreement by the
              ----------
Purchaser and the consummation by the Purchaser of the transactions contemplated hereby, upon satisfaction of the conditions set forth in Article 7 hereof, will not:

              i. result in the breach of any of the terms or conditions of, or constitute a default under or violate, as the case may be, the certificate of incorporation or by-laws of the Purchaser, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, oral or written, to which the Purchaser or any of its subsidiaries or affiliates is bound, or by which any of its or their properties or assets may be affected; or

              ii. violate any rule, regulation, writ, injunction, order or decree of any court, administrative agency or governmental body.

          D.   Litigation.   There  are  no  actions,   suits,   proceedings  or
               ----------
investigations pending, or to the Purchaser's knowledge, threatened against the Purchaser which question the validity of this Agreement or of any action taken or to be taken by the Purchaser in connection herewith or the consummation by the Purchaser of the transactions contemplated herein.

          E.  Brokers,  Finders.  The  Purchaser  has not retained any broker or
              -----------------
finder in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

          F.  Approvals.  All  consents,  approvals,  authorizations  and orders
              ---------
(corporate, governmental or otherwise) necessary for the due authorization, execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been obtained or will be obtained prior to the Closing Date.

          G. Financial Condition.  The Purchaser has the financial  capabilities
             -------------------
to fully meet and perform all of its obligations under this Agreement.

                      ARTICLE 5. COVENANTS AND AGREEMENTS.

      Section 5.1 [RESERVED].

      Section 5.2 Reasonable Best Efforts to Close. During the period commencing
                  --------------------------------
on the date of the execution of this Agreement and continuing until the Closing Date, the Purchaser and the Shareholders shall use their reasonable best efforts to comply promptly with all requests or requirements which applicable federal or state Law or governmental officials may impose on them with respect to the transactions which are the subject of this Agreement, and to consummate such transactions as promptly as practicable. The reasonable best efforts of the Purchaser and the Shareholders shall include, without limitation, good faith response, in cooperation with each other, to all requests for information, documentary or otherwise, by any governmental agency.

      Section  5.3  Disclosures.  Except as  required  by Law or stock  exchange
                    -----------
rules, or occurring after the Closing, neither the Shareholders nor the Purchaser, without the prior written consent of the other, will make any press release or any similar public announcement concerning the transactions contemplated hereby without the prior written approval of the Purchaser or the Shareholders' Representative. Except as required by Law or stock exchange rules, or occurring after the Closing, no written or oral announcement or private disclosure with respect to the transactions contemplated hereby will be made to any person unrelated to the Shareholders or the Purchaser unless jointly approved by the Shareholders' Representative and the Purchaser. If disclosure is required by Law or stock exchange rules, the disclosing Party shall consult in advance with the other Party and attempt in good faith to reflect such other Party's concerns in the required disclosures.

      Section  5.4  Tax Returns.  The  Shareholders  shall  file any  applicable
                    -----------
federal and state income tax returns for the Company for all periods expiring on or before the Closing Date.

      Section 5.5  Notice of Developments.  The Company will give prompt written
                   ----------------------
notice to the Purchaser of any development which might result in a Material Adverse Effect or cause a breach of any of the representations and warranties in
Article 3 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his, her or its own representations and warranties in this Agreement.

      Section 5.6 Property Not Used in the Business. Prior to or at the Closing,
                  ---------------------------------
the Company shall divest itself of or otherwise transfer (i) to Suzanne R. Sherman or her assigns, the parcel of real property (approximately 3.47 acres) owned by the Company on which the operations of Chelated Minerals International, Inc. ("CMI") are currently situated, as described on Schedule 3.1.M (the "CMI Property") and (ii) those assets, tangible or intangible, listed on Schedule 5.6 of this Agreement.
                      ------------

      Section 5.7  Real Property.  Following the Closing,  the Company agrees to
                   -------------
reasonably cooperate in obtaining all additional governmental consents and approvals necessary to divide the CMI Property from the real property owned by the Company, provided that the Company shall not be required to incur any out of pocket expenses in connection with obtaining such consents and approvals.

      Section 5.8 Restrictions on Distributions to Limited  Partners.  Following
                  --------------------------------------------------
the Closing, the Partnership, and Suzanne R. Sherman as general partner of the Partnership, agree that the Partnership will at all times retain sufficient cash and liquid assets to pay the Partnership's pro rata share of the Indemnity Cap as defined in Section 9.3 until the Partnership's indemnification obligations under Section 9.1 and 9.3 terminate. The Purchaser shall have the right to request periodic statements from the Partnership demonstrating compliance by the Partnership with this Section.

                ARTICLE 6. CONDUCT OF BUSINESS PENDING CLOSING.

      Section 6.1 Conduct of Business Pending Closing.  The Shareholders and the
                  -----------------------------------
Company agree that, pending the Closing:

      Section 6.2 Conduct of Business in Ordinary Course. The Shareholders shall
                  --------------------------------------
cause the Company to conduct its business in a manner consistent with the past practices of the Company, and the Shareholders shall cause the Company not to engage in any transactions out of the ordinary course of business. Furthermore, except as may otherwise be required under this Agreement, the Shareholders shall cause the Company not to do any of the following without the prior consent of the Purchaser:

          A. incur or permit to be incurred any obligation or other liabilities (exclusive of normal wages, salaries, and insurance premiums) which would, in the aggregate, be in excess of $20,000 except for inventory purchases in the normal and ordinary course of business consistent with past practice;

          B. voluntarily permit to be incurred any lien or encumbrance on any of the assets of the Company;

          C. increase the compensation payable or to become payable to any of the employees of the Company, except for increases in the ordinary course and consistent with past practice, or otherwise enter into or alter any employment, consulting, or service agreement;

          D. commence, enter into, or alter any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retirement, or incentive plan or any fringe benefit plan for employees of the Company;

          E. sever or terminate any employees of the Company except for cause in the ordinary course of business;

          F. make or commit to any capital expenditure in excess of $20,000 or make or commit to such expenditures which would, in the aggregate, exceed $40,000.

          G. make any tax election or settle or compromise any Tax liability.

      Section 6.3  No Changes to Organization  Documents. No change will be made
                   -------------------------------------
to the organization documents of the Company.

      Section  6.4  Changes  to  Capital  Stock.  No  issuance,   sale,  pledge,
                    ---------------------------
disposition or encumbrance of, or authorization of the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in the Company will be made. Notwithstanding the preceding, the Purchaser acknowledges that certain options held by Shareholders shall be converted to shares of common stock immediately prior to or contemporaneously with the Closing. The exercise price of such options will be deemed paid to the Company prior to Closing and distributed to all Shareholders pro rata based on post-exercise Shareholder ownership percentages pursuant to Section 6.5(iii) or pursuant to the Purchase Price Adjustment described in Section 2.3. The Shareholders holding options acknowledge that this may result in such Shareholders receiving less than their post-exercise pro rata percentage of the Purchase Price.

      Section 6.5  Dividends and  Transfers. Notwithstanding  any  provisions of
                   ------------------------
Articles 3, 5 or 6, (i) the Company shall pay all amounts owed on account of stock appreciation rights as shown on Schedule 3.1.Q; (ii) the Company may, in
                                        --------------
the Company's sole discretion, pay bonuses and SEP payments to employees; (iii) the Company may, in its sole discretion, dividend to the Shareholders all cash of the Company prior to Closing; and (iv) make the transfers described in
Section 5.6.

      Section  6.6  Audit.    The  Company  will  retain  the  certified  public
                    -----
accounting firm of McGladrey & Pullen, LLP, to conduct an audit of the Company's Financial Statements (the "Audit") prior to the Closing. Following the Closing, and notwithstanding any provision of this Agreement, the Company will remain liable for the payment of all accounting fees and expenses incurred in connection with the Audit and such fees and expenses will be excluded from the Final Working Capital Statement and will in no way reduce the Purchase Price or the Purchase Price adjustment. The Purchaser and the Shareholders acknowledge that (i) the Audit is required for purposes of the Purchasers' compliance with certain Laws and that the Audit is not part of Purchaser's due diligence and will not be used to adjust the Purchase Price and (ii) the Purchase Price has already been adjusted to account for the Shareholders' portion of the cost of the Audit.

             ARTICLE 7. CLOSING DATE, CONDITIONS AND TRANSACTIONS.

      Section  7.1  Closing  Date and Place.  The  consummation  of the sale and
                    -----------------------
purchase of the Shares contemplated by this Agreement (the "Closing") will take place at the offices of the Mabey Murray LC at 136 South Main Street, Suite 1000, Salt Lake City, Utah at 10:00 A.M. Mountain within five (5) days following completion of the Audit, or at such other date and time as may be mutually agreeable to the parties hereto (the "Closing Date"). In the event the Audit is completed after November 25, 2005, the Shareholders shall have the right to extend the Closing

Date until no later than January 5, 2006. The Closing will be effective as of the end of business on the Closing Date. At the Closing, the Shareholders will deliver to the Purchaser certificates representing all of the Shares duly endorsed for transfer or accompanied by duly executed stock powers, in either case executed in favor of the Purchaser or its nominee as the Purchaser may have directed prior to the Closing. At the Closing, the Purchaser will deliver to the Shareholders the Purchase Price as provided in Section 2 hereof.

      Section 7.2 Conditions Precedent to the Obligations of the Purchaser.  The
                  --------------------------------------------------------
obligations of the Purchaser under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by the Purchaser.

          A. No Injunctive  Proceedings.  No preliminary or permanent injunction
             --------------------------
or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement or prohibits the Purchaser's ownership of the Shares shall have been issued and remain in effect (provided that the Purchaser has acted in accordance with the requirements of Section 5.2 hereof).

          B. Representations and Warranties.  All representations and warranties
             ------------------------------
of the Company and/or the Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date, except (i) as otherwise contemplated by this Agreement, and (ii) that no representation or warranty of the Company and/or the Shareholders shall be deemed to be untrue or incorrect by reason of any transaction that conforms to the requirements of Articles 5 or 6 hereof. In the event that the Purchaser believes any such representations or warranties to be untrue or incorrect in any material respect, the Shareholders shall have ten (10) days following written notice from the Purchaser to remedy such representation or warranty.

          C. Performance of Agreements; Instruments of Transfer. The Company and
             --------------------------------------------------
the Shareholders shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by the Company and the Shareholders pursuant to the terms hereof on or prior to the Closing Date and the Shareholders shall have tendered to the Purchaser the Shares and other documents, instruments and certificates required by Article 8 hereof. In the event that the Purchaser believes any such obligation, agreement, condition or commitment has not been fully performed in all material respects, the Shareholders shall have ten (10) days following written notice from the Purchaser to remedy such nonperformance.

          D.  Material  Adverse  Effect.  There shall not have been any Material
              -------------------------
Adverse Effect from the date hereof to the Closing Date.

          E. Consents. All authorizations,  consents or approvals of any and all
             --------
governmental regulatory authorities necessary in connection with the consummation of the Closing shall have been obtained and be in full force and effect.

          F. Due Diligence.  The Purchaser shall have completed all business and
             -------------
legal review of the Company by October 31, 2005 and the Purchaser shall in its reasonable discretion be satisfied with the results of said review.

          G. Audit. The Company shall have completed the Audit.
             -----

      Section 7.3 Conditions  Precedent to the Obligations of the  Shareholders.
                  -------------------------------------------------------------
The obligations of the Shareholders and/or the Company under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions, any one or more of which may be waived by the Shareholders and the
Company:

          A. No Injunctive  Proceedings.  No preliminary or permanent injunction
             --------------------------
or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement or prohibits the Purchaser's ownership of the Shares shall have been issued and remain in effect (provided that the Shareholders have acted in accordance with the requirements of Section 5.2 hereof).

          B. Payment.  The Purchaser  shall have delivered to the  Shareholders'
             -------
Representative the payments provided for in Section 2 hereof and all other payments required to be made by the Purchaser on the Closing Date pursuant to the terms hereof.

          C. Representations and Warranties. Except as otherwise contemplated by
             ------------------------------
this Agreement, all representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

          D. Performance of Agreements;  Instruments of Transfer.  The Purchaser
             ---------------------------------------------------
shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by the Purchaser on or prior to the Closing Date and shall have tendered to the Shareholders the documents, instruments and certificates required by Article 8 hereof.

          E. Consents. All authorizations,  consents or approvals of any and all
             --------
governmental regulatory authorities necessary in connection with the consummation of the Closing shall have been obtained and be in full force and effect.

          F.  Release.  The  Shareholder  shall have  received  releases  of all
              -------
personal   guaranties  and   liabilities  of  the  Company  in  form  reasonably
satisfactory to the Shareholders.

      Section 7.4  Noncompliance  with and Termination of This  Agreement.  This
                   ------------------------------------------------------
Agreement may be terminated at any time prior to Closing:

          A. by the written mutual agreement of the Shareholders, the Company, and the Purchaser;

          B. by the Purchaser, if any of the conditions specified in Section 7.2 hereof shall not have been met prior to Closing and shall not have been waived in writing by the Purchaser;

          C. by the Shareholders and the Company, if any of the conditions set forth in Section 7.3 hereof shall not have been met prior to Closing and shall not have been waived in writing by the Shareholders; provided that such termination shall not relieve the Purchaser of any obligations under Section 10.8 or any confidentiality agreements between the Company and the Purchaser; or

          D. by either the Company or Purchaser after January 6, 2006, provided the Closing has yet to occur on said date.

          E.

                         ARTICLE 8. CLOSING DOCUMENTS.

      Section 8.1  Shareholders'  Obligations.  At the Closing, the Shareholders
                   --------------------------
shall deliver to the Purchaser the following:

          A. Resolutions.  Copies of resolutions of the Company certified by the
             -----------
Secretary or Assistant Secretary of the Company, as the case may be, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          B. Share  Certificates.  Certificates  representing  the Shares,  duly
             -------------------
endorsed in blank or accompanied by an appropriate stock power.

          C. Books and Records.  The Company's corporate minute books, seals and
             -----------------
stock ledger books.

          D.  Resignations.  Resignations  of all officers and  directors of the
              ------------
Company.

          E. Escrow Agreement.  The Escrow Agreement duly executed by all of the
             ----------------
Shareholders.

          F. Noncompete  Agreement.  A Noncompete Agreement in substantially the
             ---------------------
form attached hereto as Exhibit C duly executed by CMI and all of the Shareholders other than Frank D'Angelo and the Church.

      Section 8.2 The  Purchaser's  Obligations.  At the Closing,  the Purchaser
                  -----------------------------
shall deliver to the Shareholders the following:

          A.  Payment.  Funds in the amounts and payable as set forth in Section
              -------
2.1 hereof and all other payments required to be made by the Purchaser on or prior to the Closing Date pursuant to the provisions of this Agreement.

          B.  Escrow  Agreement.  The  Escrow  Agreement  duly  executed  by the
              -----------------
Purchaser.

          C.  Consulting  Agreements.  The  Consulting  Agreements  for Bruce R.
              ----------------------
Sherman and Frank Ciaramella duly executed by the Purchaser and reasonably acceptable to the parties thereto.

      Section 8.3  The Company's  Obligations.  At or prior to the Closing,  the
                   --------------------------
Company shall deliver the following:

          A. Deed. A Special  Warranty Deed to Suzanne R. Sherman or her assigns
             ----
duly executed by the Company in substantially the form attached hereto as Exhibit D conveying the CMI Property.

          B. [RESERVED]

          C. Shared  Services  Agreement.  The Shared  Services  Agreement  duly
             ---------------------------
executed by the Company in substantially the form attached hereto as Exhibit E.

          D. Amendment to License Agreement. The Amended and Restated Technology
             ------------------------------
License Agreement duly executed by the Company in substantially the form attached hereto as Exhibit F.

                          ARTICLE 9. INDEMNIFICATION.

      Section 9.1 Indemnification by the Shareholders. Subject to the limits set
                  -----------------------------------
forth in this Article 9, the Shareholders, pro rata in accordance with their ownership of the applicable Shares, agree to indemnify, defend and hold the Purchaser, and each of the Purchaser's officers, directors, employees, agents, successors and assigns (the Purchaser and such persons are collectively hereinafter referred to as the "Purchaser's Indemnified Persons"), harmless from and against any and all claim, loss, liability, damage or deficiency (including interest, penalties, costs of preparation and investigation, and reasonable attorneys' fees) (collectively, "Losses") that the Purchaser's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of the Company and/or such Shareholder in this Agreement or any other agreement contemplated by or referred to in this Agreement to which such Shareholder is a party, or any schedule or exhibit hereto or thereto, or any certificate delivered pursuant hereto or thereto; (b) the breach of any warranty of the Company and/or such Shareholder in this Agreement or any other agreement contemplated by or referred to in this Agreement to which such Shareholder is a party, or any schedule or exhibit hereto or thereto, or any certificate delivered pursuant hereto or thereto; or
(c) the nonfulfillment of any covenant, undertaking, agreement or other obligation of the Company and/or such Shareholder under this Agreement or any other agreement contemplated by or referred to in this Agreement to which such Shareholder is a party, or any schedule or exhibit hereto or thereto, or any certificate delivered pursuant hereto or thereto not otherwise waived by the Purchaser, including, without limitation, any failure by the Shareholders to pay all Shareholder Acquisition Expenses (as defined in Section 10.1) in accordance with the provisions of Section 10.1.

      Section 9.2  Indemnification  by the Purchaser.  Subject to the limits set
                   ---------------------------------
forth in this Article 9, the Purchaser agrees to indemnify, defend and hold the Shareholders and each of the Shareholders' successors and assigns (the
Shareholders and such persons are hereinafter collectively referred to as the "Shareholder's Indemnified Persons"), harmless from and against any and all Losses that the Shareholders' Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of the Purchaser in this Agreement or any other agreement contemplated by or referred to in this Agreement, or any schedule or exhibit hereto or thereto, or any certificate delivered pursuant hereto or thereto; (b) the breach of any warranty of the Purchaser in this Agreement or any other agreement contemplated by or referred to in this Agreement, or any schedule or exhibit hereto or thereto, or any certificate delivered pursuant hereto or thereto; or (c) the nonfulfillment of any covenant, undertaking, agreement or other obligation of the Purchaser under this Agreement or any other agreement contemplated by or referred to in this Agreement, or any schedule or exhibit hereto or thereto, or any certificate delivered pursuant hereto or thereto not otherwise waived by the Shareholders, including, without limitation, any failure by the Purchaser to pay all Purchaser Acquisition Expenses (as defined in Section 10.1) in accordance with the provisions of Section 10.1.

      Section 9.3  Survival of Representations, and Warranties;  Deductible. The
                   --------------------------------------------------------
representations and warranties of the parties contained in this Agreement or in any document delivered pursuant hereto and the parties' right to indemnity in accordance with this Article 9 shall survive the Closing Date and shall remain in full force and effect thereafter for a period of twelve (12) months after the Closing Date and shall be effective with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such 12 month period in accordance with Section 9.4 hereof, after which twelve (12) month period they shall terminate and be of no further force or effect. Except as provided in Section 9.5, anything to the contrary contained herein notwithstanding, neither party shall be entitled to any recovery from the other party with respect to any inaccuracy or breach of such warranties or representations unless and until the amount of such Losses suffered, sustained or incurred by the asserting party, or to which such party becomes subject, by reason of such inaccuracy or breach, shall exceed $60,000 calculated on a cumulative basis. Notwithstanding any other provision of this Agreement, in no event shall the Shareholders or the Purchaser be liable to the other, in each case, in an aggregate amount in excess of $7,500,000 (the "Indemnity Cap"). As an illustration of the provisions of Sections 9.1 and 9.3, a Shareholder holding 10% of the Shares could not be liable to the Purchaser in an amount exceeding $750,000. Notwithstanding anything to the contrary contained in this Section 9.3 to the contrary, the covenants of the parties contained in this Agreement shall survive according to their respective terms.

      Section 9.4  Notice and Opportunity  to Defend.  If there  occurs an event
                   ---------------------------------
which either party asserts is an indemnifiable event pursuant to Sections 9.1 or
9.2 hereof, the party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves (a) any claim, or (b) the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations hereunder to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of fifteen (15) days (or such lesser period as circumstances may dictate, if the nature of the claim requires an earlier response) within which to notify the Indemnitee of its intention to assume responsibility for the defense or settlement of the claim or action, and shall have the right to compromise or defend, at its own expense and by counsel chosen by the Indemnitor and reasonably satisfactory to the Indemnitee, such matter, so long as (i) the Indemnitor notifies the Indemnitee of its intention to assume responsibility to do so within the prescribed period;
(ii) the Indemnitor provides the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor has the financial resources to and will assume and be responsible for the liability at issue, subject to the limitations set forth in Section 9.5 hereof, (iii) the particular claim or cause of action involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the claim or action is not, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnitee, and (v) the Indemnitor conducts the defense of the claim or action actively and diligently. If the Indemnitor does not respond within such period or rejects responsibility for such matter in whole or in part, or if any of the conditions set forth in the preceding sentence is not satisfied or becomes unsatisfied, the Indemnitee shall be free to defend or compromise such claim or action in any matter it may reasonably deem appropriate, without prejudice to any of its rights hereunder, and may pursue any and all remedies as may be available to the Indemnitee under applicable Law. The Indemnitee agrees, at the Indemnitor's cost and expense, to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee and the Indemnitor shall have the right to participate at its own expense in the defense of such asserted liability, including any meetings, discussions, and negotiations with any adverse party. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee and until such consent is obtained the Indemnitor shall continue the defense of such asserted liability. If, however, the Indemnitee refuses its consent to a bona fide offer of settlement which the Indemnitor wishes to accept that involves solely money damages (and no injunctive or other equitable relief) in an amount to be paid entirely by the Indemnitor without contribution by the Indemnitee and provides for an unconditional release of the Indemnitee, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnitor, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnitor to the Indemnitee shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnitor notifies the Indemnitee of the offer of settlement, and (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of the Indemnitee's continuing to pursue such matter.

      Section 9.5  Reduction  for  Insurance.  The amount which an Indemnitor is
                   -------------------------
required to pay to, for, or on behalf of an Indemnitee pursuant to this Article 9 shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of the Indemnitee in reduction of the related indemnifiable loss (the "Indemnifiable Loss"). Amounts required to be paid, as so reduced, are hereinafter sometimes called an "Indemnity Payment". If an Indemnitee shall have received, or if an Indemnitor shall have paid on its behalf, an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive, directly or indirectly, insurance proceeds in respect of such Indemnifiable Loss, then such Indemnitee shall promptly pay to the Indemnitor the amount of such insurance proceeds, or, if less, the amount of the Indemnity Payment. The parties hereto agree that the foregoing shall not affect the subrogation rights of any insurance companies making payments hereunder.

      Section   9.5  Offset  of  Escrow.   The   Shareholders'   indemnification
                     ------------------
obligations under Section 9.1 and Section 9.3 shall be secured by $800,000 held pursuant to the terms of the Escrow Agreement.

                           ARTICLE 10. MISCELLANEOUS.

      Section 10.1  Expenses.  Except as otherwise set forth in this  Agreement,
                    --------
each of the parties hereto shall pay its own expenses and costs incurred or to be incurred by it in negotiating, closing and carrying out this Agreement. Notwithstanding the foregoing, it is understood and agreed that the Shareholders will pay all fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all legal, accounting (other than the Audit), investment banking, tax, financial advisory and other fees and expenses of third parties incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, all commissions due to AgriCapital Corporation in connection with this Agreement and the transactions contemplated hereby but excluding the $50,000 retainer and monthly expenses paid to AgriCapital Corporation by the Company) (collectively, "Shareholder Acquisition Expenses"). The accounting fees and expenses of the Audit shall be paid after the Closing Date by the Company. In the event that the transactions contemplated in this Agreement do not close, the Purchaser shall pay all accounting costs and expenses of the Audit (the "Purchaser Acquisition Expenses").

      Section  10.2   Notices.   All  notices,   requests,   demands  and  other
                      -------
communications given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the parties at the following addresses or sent by facsimile, with confirmation received, to the facsimile number specified below:

      If to the Shareholders at the address and facsimile number set forth next to their names on Exhibit A hereto.

      If to the Shareholders, to the Shareholders' Representative at:

                           Suzanne R. Sherman
                           7029 S. Monica Cove
                           Salt Lake City, UT 84121
                           Facsimile:  (801) 943-1681
                           Telephone:  (801) 942-1790

                           With a copy to:

                           David M. Connors
                           Mabey Murray LC
                           136 South Main
                           1000 Kearns Building
                           Salt Lake City, Utah 84101
                           Facsimile:  (801) 359-8256
                           Telephone:  (801) 320-6700

      If to the Purchaser at:

                           Balchem Minerals Corporation
                           c/o Balchem Corporation
                           52 Sunrise Park Road
                           P.O. Box 600
                           New Hampton, New York 10958
                           Telephone:  (845) 326-5662

                           Facsimile:  (845) 326-5702
                           Attn:  Dino A. Rossi

                           with a copy to:

                           Balchem Corporation
                           52 Sunrise Park Road
                           P.O. Box 600
                           New Hampton, New York 10958
                           Telephone:  (845) 326-5662
                           Facsimile:  (845) 326-5702
                           Attn:  General Counsel

      All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by facsimile, addressed in accordance with this Section. Each of the parties shall hereafter notify the other in accordance with this Section of any change of address or facsimile number to which notice is required to be mailed.

      Section 10.3 Counterparts.  This Agreement may be executed  simultaneously
                   ------------
in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      Section  10.4 Entire  Agreement.  This  Agreement  constitutes  the entire
                    -----------------
agreement and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

      Section 10.5 Headings. The headings contained in this Agreement and in the
                   --------
Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 10.6 Assignment;  Amendment of Agreement.  This Agreement shall be
                   -----------------------------------
binding upon the respective successors and assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of all other parties hereto. This Agreement may be amended only by written agreement of the parties hereto, duly executed and delivered by an authorized representative of each of the parties hereto. Notwithstanding the forgoing, the Purchaser shall have the right to assign its rights and obligations under this Agreement, in whole or in part, to an affiliate without consent.

      Section  10.7  Governing  Law.  This  Agreement  shall be  governed by and
                     --------------
construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof.

      Section  10.8  Failure  to Close.  If for any  reason  this  Agreement  is
                     -----------------
terminated prior to the Closing, the Purchaser shall return to the Shareholders all documents and other information, including all originals and all copies thereof, theretofore delivered to the Purchaser by the Shareholders or the Company. The Purchaser shall not retain copies of any such documents or other information, and shall not thereafter disclose to any person for any purpose or use any information conveyed to the Purchaser in connection with the transactions contemplated by this Agreement, except for such information which was: (a) possessed by the Purchaser prior to the disclosure thereof by the Shareholders or the Company; (b) disclosed to the Purchaser by an independent third party without a violation of any obligation of confidentiality on the part of such third party to the Shareholders or the Company; or (c) ascertainable from public or published information or trade sources.

      Section  10.9 Further  Assurances.  Each party agrees that it will execute
                    -------------------
and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary to transfer and convey the Shares to the Purchaser, on the terms herein contained, to consummate the transactions contemplated hereby, and to effectuate the provisions and purposes hereof.

      Section  10.10 No Third Party Rights.  This  Agreement is not intended and
                     ---------------------
shall not be construed to create any rights in any parties other than the Company, the Shareholders and the Purchaser and no person shall assert any rights as third party beneficiary hereunder.

      Section 10.11  Non-Waiver.  The failure in any one or more  instances of a
                     ----------
party hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

      Section  10.12  Severability.  If any  term  or  other  provision  of this
                      ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      Section 10.13  Incorporation  of Exhibits and Schedules.  The Exhibits and
                     ----------------------------------------
Schedules hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

      Section 10.14 Release by Shareholders.  As partial  consideration for this
                    -----------------------
Agreement, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, subject to and effective upon the Closing, each of the Shareholders, on behalf of themselves and their respective successors, assigns, legal representatives, executors, administrators and estates, representatives, agents, financial advisors and attorneys (collectively, the "Releasors"), hereby unconditionally remises, releases and forever discharges the Company and its successors and assigns and all of their respective officers, directors, stockholders, agents and advisors (collectively, the "Company Releasees") from any and all debts, demands, actions, causes of action, suits, assessments, contracts, obligations, losses, damages and other claims and liabilities, in law or in equity, which any of the Releasors now has or ever had, whether known or unknown, against the Company Releasees, or any of them, from the beginning of the world to the date hereof for or by reason of any event, occurrence, matter, cause or thing whatsoever, including, without limitation, any and all Indebtedness, compensation, dividends, distributions or other amounts of any nature owed or alleged to be owed by the Company to such Shareholder, whether in their capacity as an employee, consultant or stockholder of the Company or otherwise.

                    [THE REMAINDER OF THIS PAGE INTENTIONALLY
                       LEFT BLANK -SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the Company, the Purchaser and the Shareholders have duly executed and delivered this Agreement as of the day and year first above written.

                            COMPANY:

                            CHELATED MINERALS CORPORATION



                            By:
                                     ------------------------------------
                            Name:    Bruce R. Sherman
                            Title:
                                     ------------------------------------


                            SHAREHOLDERS:

                            ALBERT AND VERLA RICHARDS LTD, PARTNERSHIP



                            By:
                                     ------------------------------------
                                     Suzanne R. Sherman, general partner

                            By:
                                     ------------------------------------
                                     Ruth Ellen R. Bean, general partner





                            By:
                                     ------------------------------------
                            Name:    Bruce R. Sherman



                            By:
                                     ------------------------------------
                            Name:    Suzanne R. Sherman



                            By:
                                     ------------------------------------
                            Name:    Frank Ciaramella



                            By:
                                     ------------------------------------
                            Name:    Frank D'Angelo

                            CORPORATION OF THE PRESIDENT OF THE CHURCH OF JESUS CHRIST OF LATTER-DAY SAINTS



                            By:
                                     ------------------------------------
                            Name:
                                     ------------------------------------
                            Title:
                                     ------------------------------------



                            By:
                                     ------------------------------------
                            Name:    Katie H. Mitchell



                            PURCHASER:

                            BALCHEM MINERALS CORPORATION



                            By:
                                     ------------------------------------
                            Name:
                                     ------------------------------------
                            Title:
                                     ------------------------------------


                                      S-2